Exhibit 99.2

Eastside Distilling Announces Closing of $0.4 Million Registered Direct Offering, Priced at a Premium to Market Under Nasdaq Rules

PORTLAND, Ore., September 6, 2024—Eastside Distilling, Inc. (Nasdaq: EAST) (“Eastside” or the “Company”), a consumer-focused beverage company that builds craft inspired experiential brands and high-quality artisan products around premium spirits, digital can printing, co-packing and mobile filling, announced today the closing of its previously announced registered direct offering for the sale and issuance of 442,042 shares of the Company’s common stock (or pre-funded warrants in lieu thereof) to a single institutional investor at a purchase price of $1.00 per share or $0.9999 per pre-funded warrant.

The completion of the transaction resulted in aggregate gross proceeds to the Company of approximately $442,000, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for working capital and other general corporate purposes.

Joseph Gunnar & Co., LLC acted as the exclusive placement agent for the offering.

The shares of common stock and pre-funded warrants in the registered direct offering were offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-259295) initially filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2021, and declared effective by the SEC on September 14, 2021. The offering of the common stock and pre-funded warrants and shares of common stock underlying the pre-funded warrants in the registered direct offering was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Joseph Gunnar & Co., LLC Attention: Syndicate Department at 40 Wall Street, 30th Floor, New York, NY 10005, Attn: Syndicate Department, by phone (212) 440-9600.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Eastside Distilling, Inc.

Eastside Distilling, Inc. is a producer of award-winning craft spirits, including whiskey, vodka, and rum. Founded in Portland, Oregon, Eastside is committed to quality, innovation, and sustainability, delivering exceptional products that reflect the spirit of the Pacific Northwest.

For investor information, visit https://www.eastsidedistilling.com/investors

Please follow social media channels for additional updates:

LinkedIn Company Page: https://www.linkedin.com/company/eastside-distillery/

Facebook Company Page: https://www.facebook.com/EastsideDistilling?fref=ts

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements that reflect our expectations or anticipations rather than historical fact. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions, general competitive factors, the Company’s ongoing financing requirements and ability to achieve financing, acceptance of the Company’s products in the market, the Company’s success in obtaining new customers, the Company’s ability to execute its business model and strategic plans, and other risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). A detailed discussion of the most significant risks can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company assumes no obligation to update the cautionary information in this press release.